EXHIBIT 23.4
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CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) of Leucadia National Corporation, of our reports, dated February 28, 2007, relating to the financial statements of EagleRock Capital Partners (QP), LP and EagleRock Master Fund, LP as of December 31, 2006 and 2005 and for the years ended December 2006, 2005 and 2004, appearing in the Leucadia National Corporation Annual Report on Form 10-K/A for the year ended December 31, 2006.





We also consent to the reference to us under the caption "Experts" in this Registration Statement.



/s/ BDO Seidman, LLP


New York, New York

June 15, 2007